10.49

                      Medical Information Technology, Inc.

                Health Care Information System Software Agreement

AGREEMENT made this 31st of March, 2006 by and between MEDICAL INFORMATION TECHNOLOGY, INC., a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and having its principal place of business at MEDITECH Circle, Westwood, Massachusetts 02090 (hereinafter called MEDITECH) and PHC Inc. d/b/a! Pioneer Behavioral Health, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and having its principal place of business at 200 Lake Street, Peabody, MA 01960 (hereinafter called Customer).

WHEREAS MEDITECH has developed and continues to enhance a version of computer software designed to operate in a "client-server" environment, which version, together with any physical embodiment thereof and related documentation (incorporated in this Agreement as Exhibits II through V), are together hereinafter called LICENSED SOFTWARE, and WHEREAS Customer desires to obtain from MEDITECH the right to use such LICENSED SOFTWARE in its operations at the facility(ies) listed in Article II, .

 NOW THEREFORE, the parties hereto hereby agree as follows:

                     ARTICLE I - GENERAL TERMS & CONDITIONS

A.  RESPONSIBILITIES AND WARRANTlES OF MEDITECH

     1. MEDITECH agrees to deliver, implement and service the LICENSED SOFTWARE all as more fully described in this Agreement. Subject to the terms and conditions hereof and upon payment in full to MEDITECH of the license and implementation fees for each line item of LICENSED SOFTWARE listed in Article II, MEDITECH hereby grants to Customer a non-exclusive, perpetual license to use each such line item. MEDITECH warrants that the LICENSED SOFTWARE shall have capabilities equal to the capabilities described in Exhibits II through V and will operate in substantial conformity with such descriptions when delivered to Customer and installed on Customer's MEDITECH-approved computer network (the major components of which are recited on Exhibit I hereof).

     2. MEDITECH warrants to Customer that it is the developer and sole owner of the LICENSED SOFTWARE. In the event of any suit or claim against Customer by any third party for damages and/or injunctive relief contesting ownership of the LICENSED SOFTWARE by MEDITECH and/or
          Customer's rights under this Agreement, MEDITECH agrees at its own expense to defend Customer against such suit or claim and to hold Customer harmless from the expenses of such defense and from any court-awarded judgments resulting from such suit or claim, provided that Customer furnishes written notice to MEDITECH of the commencement of such suit or the presentation of such claim within fifteen (15) days of notice thereof to Customer. Further, if, because of such suit or claim, the LICENSED SOFTWARE is held to constitute an infringement of any United States copyright or patent and use of the LICENSED SOFTWARE by Customer is thereby enjoined, MEDITECH shall, at its own expense, either procure for Customer the right to continue using the LICENSED SOFTWARE or replace the same with a non-infringing product, substantially conforming to that described herein, or modify the same so that it shall be non-infringing, provided that the service described in Article IV has not been terminated.

     3. MEDITECH acknowledges that certain material which will come into its possession or knowledge in connection with this Agreement includes confidential or proprietary information of Customer or Customer's patients (hereinafter called" Protected Information"), disclosure of which to third parties may be damaging to Customer. MEDITECH agrees to hold all Protected Information in confidence, to use it only in connection with performance under this Agreement and to disclose it only to those of its employees that require access thereto for such performance or as may otherwise be required by law. In addition, MEDITECH shall use appropriate safeguards to prevent other use or disclosure of Protected Information and shall promptly report to Customer any other use or disclosure of Protected Information of which it becomes aware. MEDITECH shall ensure that any agents of MEDITECH, including but not limited to subcontractors, to whom it provides Protected Information agree to the same restrictions and conditions as apply to MEDITECH with respect to such Protected Information. Upon the written request of the United States Department of Health and Human Services, MEDITECH shall make its internal practices, books and records relating to the use and disclosure of Protected Information provided to MEDITECH by Customer available to the Secretary of Health and Human Services (or his or her designee or duly authorized representative), at MEDITECH' s Massachusetts facility and at times convenient for MEDITECH, to the extent required for determining compliance with Federal privacy and security regulations. Upon Customer's written request MEDITECH shall return to Customer (when reasonably possible) or destroy any Protected Information.


                                    -- 28 --

B.   RESPONSIBILITIES OF CUSTOMER

     1. Customer shall pay to MEDITECH the line item fee (license fee plus implementation fee) for each line item of LICENSED SOFTWARE as follows:

                  10% due upon execution of this Agreement
                  40% due upon software delivery
                  40% due 90 days following software delivery
                  10% due 180 days following software delivery

          Each payment for each line item will be separately due and payable without regard to other line items.

          In the event a payment due MEDITECH under this Paragraph is delinquent for a period of sixty (60) days from its due date, and MEDITECH so notifies Customer in writing, and the delinquency is not cured within thirty (30) days thereafter, then, upon MEDITECH' s written notice, Customer will cease to use the LICENSED SOFTWARE until such time as all payments then due are paid. Such cessation of use shall not relieve Customer of any obligations under this Agreement, including the obligation to make all payments specified herein.

     2. During the period in which MEDITECH makes available the service described in Article IV, Customer will pay to MEDITECH the monthly service fees stated in Article II. These fees will commence upon the attainment of Live Status for each line item of LICENSED SOFTWARE. "Live Status" is defined for each line item as the date on which such line item is used in Customer's daily operations utilizing real patient/hospital data. Thirty-six (36) months after the date of this Agreement these fees may be increased by MEDITECH at any time by providing  thirty  (30)  days  written  notice  of  such  increase  to
          Customer. Any increases shall be limited to six percent (6%) cumulative per year during the 24-month period following the initial 36-month period recited herein. Service fee invoices are issued on the first of each month in which the service is to be made available, with payment terms of net fifteen (15) days. If payment of any service fee invoice is delinquent for a period of forty-five (45) days from its due date, MEDITECH's obligations stated in Article IV may be suspended until all delinquencies have been cured to the satisfaction of MEDITECH.

     3. Customer agrees to limit access to the LICENSED SOFTWARE to those of its staff and employees who must have access thereto to properly use the same in Customer's operations. Further, Customer agrees to notify MEDITECH promptly and fully in writing of the circumstances concerning any possession, use or study of the LICENSED SOFTWARE by any person, corporation or other entity (other than Customer's staff and employees) including, but not limited to, the name(s) and address(es) of such person(s), corporation(s), or other entities. Customer agrees that it will not, at any time, without written permission of MEDITECH, copy, duplicate, or permit others to copy or duplicate the LICENSED SOFTWARE, except to the extent required for the creation of backup copies of the LICENSED SOFTWARE as described in Exhibits II through V.

     4. Customer acknowledges that certain material which will come into its possession or knowledge in connection with this Agreement includes confidential or proprietary information of MEDITECH (including, without limitation, the terms and conditions of this Agreement), disclosure of which to third parties may be damaging to MEDITECH. Customer agrees to hold all such material in confidence, to use it only in connection with performance under this Agreement and to release it only to those persons that require access thereto for such performance or as may otherwise be required by law. In addition, Customer shall use appropriate safeguards to prevent other use or


                                    -- 29 --
          disclosure of confidential or proprietary information of MEDITECH and shall promptly report to MEDITECH any other use or disclosure of such information of which it becomes aware.

     5. If customer is a tax-exempt entity, then, upon execution of this Agreement, Customer will provide to MEDITECH a copy of its current tax exemption certificate for each applicable taxing authority which has approved Customer's tax-exempt status. If Customer is not a tax-exempt entity, Customer acknowledges that it (and not MEDITECH) shall be responsible for the payment of any and all taxes (including, but not limited to, sales, use, and excise taxes) imposed by the applicable taxing authorities to which Customer is subject.

     6. Not later than sixty (60) days prior to the earliest delivery date listed in Article II, Customer will install and connect to its computer network, at Customer's expense, a minimum of one BRI (ISDN) line (or other MEDITECH-approved connectivity solution) as well as a separate telephone line (equipped with an RAS modem for emergency use only), in conformity with MEDITECH' s specifications, and will provide MEDITECH with access thereto for the resolution of system problems in accordance with the applicable sections of Article III and IV. Customer shall maintain such ISDN service (or other MEDITECH-approved connectivity solution) and provide MEDITECH with access thereto until such time as the service described in Article IV is terminated for all line items of LICENSED SOFTWARE.

C.   RESTRICTIONS ON TRANSFER

     The LICENSED SOFTWARE shall at all times remain the property of MEDITECH and the license of use granted herein specifically excludes any right of reproduction, sale, lease, sublicense, or other transfer or disposition of the LICENSED SOFTWARE by Customer except as otherwise expressly stated herein. The rights granted hereunder are granted to Customer only and are not assignable to any other person, corporation or entity, except that, upon the transfer by sale, merger, or corporate re-organization, of substantially all of the assets of Customer to a successor organization, this Agreement and the rights and obligations of Customer hereunder may be assigned to such successor. Customer agrees to notify MEDITECH promptly in writing of the transfer to such successor and of the assumption by such successor of Customer's obligations and responsibilities as described in this Agreement.

 D.  LIMITATION OF LIABILITY

     Customer acknowledges that the LICENSED SOFTWARE provided by MEDITECH constitutes part of a hospital information system to be used by Customer, its staff and employees in the performance of their professional responsibilities and is in no way intended to replace their professional skill and judgement. Customer agrees that it is solely responsible for the care of its patients and that the use of the LICENSED SOFTWARE for any purpose related to such care cannot in any way be controlled by MEDITECH. Customer is responsible for verifying the accuracy and completeness of any medical or other similar information contained in, entered into, or used in connection with the LICENSED SOFTWARE. Customer agrees to hold MEDITECH harmless from any liability arising from improper or flawed operation or use of the LICENSED SOFTWARE. In no event will MEDITECH be liable for any consequential damages, lost profits or lost revenues sustained by Customer, or for any suit or claim or demand against Customer by any other party, except as stated in Article I(A)(2), above.

 E.   SUCCESSORS AND ASSIGNS

     This Agreement shall be binding upon and inure to the benefit of the heirs, successors, and permitted assigns of the parties hereto.

 F.   LEGAL CONSTRUCTION

     The validity and effect of this Agreement shall be determined in accordance with the laws of the Common-wealth of Massachusetts.

                              ARTICLE II - DELIVERY

     The LICENSED SOFTWARE listed below is being licensed to Customer to service the specific information-processing needs of the following inpatient facility(ies):

     1) Detroit Behavioral Institute, operating at 4707 St. Antoine Street, 2 South, Detroit, MI 48201

     2) Harbor Oaks Hospital, operating at 35031 23 Mile Road, New Baltimore, MI 48047

     3) Harmony Healthcare, operating at 1701 W. Charleston Boulevard, Suite 300, Las Vegas, NV 89102

     4)   Highland  Ridge  Hospital,  operating at 7309 S. 180 W.,  Midvale,  UT
          84047

     5)   Mount Regis Center, operating at 405 Kimball Avenue, Salem, VA 24153

     6) Pioneer Counseling Center, operating at 28511 Orchard Lake Road, Suite A, Farmington Hills, MI 48334

     7) Harbor Oaks Hospital (outpatient only), operating at 33497 23 Mile Road, Chesterfield Twp, MI 48047

     8) Harmony Healthcare (outpatient only), operating at 2700 E. Sunset Road, Suite D35, Las Vegas, NV 89120

     9) Pioneer Counseling Center, operating at 36250 Dequindre, Suite 310, Sterling Heights, MI 48310

     10) Pioneer Counseling Center, operating at 43900 Garfield, Suite 222, Clinton Twp, M1 48038

     11) PHC Inc. d/b/a Pioneer Behavioral Health, operating at 200 Lake Street, Peabody, MA 01960

     Any use of the LICENSED SOFTWARE beyond the restrictions set forth in this Agreement will require payment of additional fees to MEDITECH which will be determined in accordance with MEDITECH's standard rates.

     MEDITECH agrees to deliver the LICENSED SOFTWARE, including associated documentation, to Customer on or about the specified delivery dates for use at the above facility(ies). Additional copies of documentation will be provided by MEDITECH at its then standard rates; in the alternative, Customer may reproduce copies of the documentation so long as access to any such copies is restricted in accordance with this Agreement. "Project Start" listed below is defined as the month Customer and MEDITECH jointly begin implementation of each line item of LICENSED SOFTWARE via one or more of the following: conference calls, training site visits, training visits to MEDITECH, or web demonstrations. "Delivery Date" listed below is defined for each line item of LICENSED SOFTWARE as the date on which MEDITECH provides Customer with the physical embodiment of the line item, enabling such line item to be installed on Customer's computer network.

LICENSED SOFTWARE          Project    Delivery    License  Implementation  Item    Service
   LINE ITEMS               Start       Date        Fee        Fee          Fee       Fee    Exhibits

_________________________________________________________________________________________________________________________
Behavioral
 Health           Suite (1)  09/30/2006   10/31/2006   87,000     78,520    165,520     870      II
 Administrative

Xfer: MT B/ AR to
 OV GL                       11/30/2006   11/30/2006   16,875                16,875     169      II

Xfer: MT B/AR to OV AP       11/30/2006   11/30/2006   15,750                15,750     158      II

Behavioral Health
  Clinical Suite (2)         03/31/2007   04/30/2007   87,000    102,680    189,680     870     III

Scheduling & Referral
  Management                 10/31/2006   12/31/2006   26,100     19,026     45,126     261      IV

Corporate Management         09/30/2006   10/31/2006   17,400     12,080     29,480     174      V
Software
_________________________________________________________________________________________________________________________
           Totals                                                           462,431   2,502
_________________________________________________________________________________________________________________________

Notes:

     (1) Includes the following software components: Registration, Billing/Accounts Receivable, Bill/Remit to 3rd Party, Trust Accounting, EPI/Medical Records, Case Mix/ Abstracting, Risk Management and Legal Status & Tracking. Also includes one Medical

          Records Conversion, one Demographic Recall Conversion, and one Billing! Accounts Receivable Conversion (Balance Forward only). Conversions are dependent on conversion from a single other vendor system database. Conversion from multiple other vendor system databases will require payment of additional fees to MEDITECH.

     (2) Includes the following software components: Enterprise Medical Record, Order Entry, Treatment Planning (PCS), and Care Manager.

                          ARTICLE III - IMPLEMENTATION

     A.   IMPLEMENTATION PERIOD

          "Implementation Period" is defined for each line item of LICENSED SOFTWARE as the period commencing on execution of this Agreement and ending upon the attainment of Live Status for such line item. As detailed in the attached Schedule A, during this period MEDITECH will provide support and assistance to Customer and Customer will make available sufficient resources so that the joint goal of a successful implementation of the LICENSED SOFTWARE at Customer's sites is achieved. One combined implementation of the LICENSED SOFTWARE will be provided at a single location for the facilities listed in Article II.

     B.  IMPLEMENTATION SUPPORT

          1. As stated in Schedule A, MEDITECH will provide implementation support to ensure successful implementation of the LICENSED SOFTWARE. If this support is determined to be insufficient, MEDITECH will provide additional support at no additional cost (other than travel and out-of-pocket expenses).

          2. Subsequent to execution of this Agreement MEDITECH and Customer will each assign Project Coordinator(s) who will be the other's main contact during the implementation process. The Coordinators will schedule an Orientation Meeting to occur at Customer's site. At this meeting the relationship between MEDITECH and Customer will be detailed through the development of a firm schedule for all implementation tasks; actual dates will be finalized by Customer's personnel working with members of the MEDITECH Implementation Team and will follow the delivery dates recited in
               Article II and the "go-live" time frame described in Schedule A.

     C. CORRECTION OF PROGRAM ERRORS

     At no additional cost to Customer MEDITECH agrees to correct, during normal business hours, any program errors reported by Customer. Program errors are defined as failures of the LICENSED SOFTWARE to operate in substantial conformity with the descriptions of such operation in Exhibits II through
     V. Any modifications of the LICENSED SOFTWARE made by anyone other than MEDITECH shall relieve MEDITECH of all obligations under this Paragraph.

     D.  EXPENSES

     In connection with the support and assistance described herein, Customer agrees to reimburse MEDITECH for MEDITECH's actual and reasonable travel and out-of-pocket expenses, including the costs of coach-class air transportation, motor vehicle transportation, food and lodging (and reasonable incidentals incurred in association therewith), and for dial-up telephone expenses. These expenses will be billed to Customer separately, as incurred, with payment terms of net thirty (30) days. MEDITECH will itemize each invoice by category for each major type of expense.

     In addition, for various line items of LICENSED SOFTWARE, Customer's personnel may visit MEDITECH's facility for training as stated in Schedule
     A. Travel and out-of-pocket expenses incurred by Customer during such visits shall be borne by Customer.

                              ARTICLE IV - SERVICE

The service described herein shall commence upon the attainment of Live Status for each line item listed in Article II and will continue indefinitely until either MEDITECH or Customer terminates same by providing sixty (60) days written notice to the other. Termination of service by either party eliminates the duties and obligations of both parties detailed in this Article, in Article I(A)(2) and in Article I(B)(2) of this Agreement. MEDlTECH agrees that it will make available the service set forth in this Article and will provide such service to Customer for a period of five (5) years from the date of this Agreement so long as Customer pays the monthly service fees specified in Article II, with any increases as are permitted under this Agreement. This provision shall supercede the sixty (60) day termination provision granted to MEDlTECH herein.

A.   ROUTINE/EMERGENCY SERVICE

     MEDITECH will make available to Customer both routine and emergency service via telephone contact for the purpose of resolving system problems originating in the LICENSED SOFTWARE or Customer's computer network, which will be addressed as follows:


     1. If the problems result from program errors in the LICENSED SOFTWARE, MEDlTECH shall correct such program errors and shall exercise its best efforts to assure that the same is accomplished as expeditiously as possible. Program errors are defined as failures of the LICENSED SOFTWARE to operate in substantial conformity with descriptions of such operation in Exhibits II through V.

     2. If the problems originate from incorrect use of the LICENSED SOFTWARE or from a computer equipment malfunction which results in data base errors which may require MEDITECH's assistance for correction, MEDITECH will generally provide such assistance, however, depending on the efforts to be expended, MEDITECH reserves the right to charge Customer for the associated consulting time. Incorrect use of the LICENSED SOFTWARE is defined as data processing procedures not in conformity with such procedures as described in Exhibits II through V.

     3. If the problems originate in Customer's computer network or in software not covered by this Article or result from modifications to the LICENSED SOFTWARE made by anyone other than MEDlTECH, MEDlTECH's responsibility shall be limited to providing assistance and advice to enable Customer to determine appropriate remedial action to be taken by Customer or others (not by MEDITECH) to resolve such problems.

Routine service shall be available between 8:30 a.m. and 5:30 p.m., Monday through Friday, Eastern Time, excluding Federal holidays. For those line items of LICENSED SOFTWARE which have been transferred to the MEDITECH Client Services Division, the hours will be extended until 10:00 p.m. Emergency service will be available at any other time and at no additional cost for any line items that have attained Live Status.

     B.   EDUCATIONAL SERVICE

          1. After the Implementation Period for each line item of LICENSED SOFTWARE, if Customer requests additional training in the use of such LICENSED SOFTWARE, MEDlTECH shall provide this training at MEDlTECH's then standard rates. Further, MEDITECH regularly conducts workshops and seminars to continue to educate its customers in the use of the LICENSED SOFTWARE. Customer shall be entitled to attend these workshops and seminars at no additional cost (other than its own travel and out-of-pocket expenses). In addition, so long as the service described in this Article has not been terminated, Customer shall automatically be a member of the MEDITECH Information Exchange Customer Program.

          2. Upon Customer's written request and at no additional cost to Customer, MEDITECH's Client Services Division will perform Operational Assessments (for various associated software modules). MEDlTECH will review Customer's use of the LICENSED SOFTWARE, make recommendations for any necessary improvements, and provide Customer with a detailed written report of its findings and recommendations. MEDITECH will perform Operational Assessments not more frequently than once per year, following the attainment of Live Status for all LICENSED SOFTWARE line items. In the event that an Operational Assessment is performed at Customer's site, Customer will be responsible for MEDITECH's travel and out-of-pocket expenses.

     C.   ENHANCEMENT SERVICE

     At no additional cost MEDITECH shall make available to Customer all enhancements of the LICENSED SOFTWARE, when applicable, which MEDITECH makes generally available to its other customers. MEDITECH acknowledges that Federal and State governments may mandate compliance by Customer with various regulatory requirements, some of which may necessitate modifications to the LICENSED SOFTWARE. Therefore, MEDITECH will, as far as technically feasible and within a reasonable period of time, modify the specific software capabilities of the LICENSED SOFTWARE documented within the attached Exhibits II through V so that Customer may comply with mandated Federal and State requirements to which it is subject. (NOTE:
     MEDITECH reserves the right to charge Customer for additional functional capabilities beyond that documented in Exhibits II through V, however, MEDITECH will exercise its best efforts to minimize any such charges).

     D.   EXPENSES

     In connection with the service described herein, if travel to Customer's site is necessary, Customer agrees to reimburse MEDITECH for any actual and reasonable travel and out-of-pocket expenses, however, no travel will be initiated without Customer's prior approval. Customer also agrees to reimburse MEDITECH for the reasonable costs of dial-up telephone expenses. These expenses will be billed to Customer separately, as incurred, with payment terms of net thirty (30) days.

     E.   CUSTOMIZATION SERVICE

     If customization of the LICENSED SOFTWARE beyond that described in Exhibits II through V is requested by Customer and assented to by MEDITECH, which assent will not be unreasonably withheld, then:

          1. Customer, with advice from MEDITECH, will specify in writing all parameters necessary for MEDITECH to modify the LICENSED SOFTWARE and MEDITECH will furnish to Customer a written price quotation for such customization; and

          2. If Customer assents to such price quotation, then Customer and MEDITECH will enter into a separate agreement for delivery to Customer of the requested customization.

                      ARTICLE V - OTHER TERMS & CONDITIONS

     A.   NON-ASSIGNMENT

          MEDITECH agrees that it will not assign or subcontract any of its installation obligations to a third party during the course of implementation of the LICENSED SOFTWARE at Customer's sites.

     B.   NON-SOLICITATION

          Each party agrees that during a twelve (12) month period commencing on the date of this Agreement it shall not solicit for the purpose of employment employees of the other party.

     C. In the performance of the work, duties and obligations devolving upon it under this Agreement, it is mutually understood and agreed that MEDITECH is at all times acting and performing as an independent contractor and nothing in the Agreement is intended nor shall be construed to create between Customer and MEDITECH an employer/employee relationship or a joint venture relationship. As an independent contractor, MEDITECH will not be eligible for workers' compensation insurance, unemployment compensation, health insurance or other employee benefits provided by Customer to its employees. MEDITECH will be responsible for payment of any and all taxes in connection with wages paid by MEDITECH.

     D.   NOTICES

          Unless otherwise expressly agreed, any notice required to be given pursuant to the terms of this Agreement shall be in writing and shall be sent registered mail, return receipt requested, to the parties at the addresses as follows:

               If to MEDITECH:    Legal Department
                                  Medical Information Technology, Inc.
                                  MEDITECH Circle
                                  Westwood, MA 02090

               If to Customer:    Bruce A. Shear
                                  PHC Inc.
                                  d/b/a Pioneer Behavioral Health
                                  200 Lake Street, Suite 102
                                  Peabody, MA 01960

     Any notice hereunder shall be considered to be given upon receipt thereof by the party to be served. Any party hereto may change its address or contact person for the purpose of this Agreement by giving the other party fifteen (15) days written notice of such changes.

     E.   SEVERABILITY

     If any term or provision of this Agreement shall be found to be illegal or unenforceable then, notwithstanding, this Agreement shall remain in full force and effect and such term or provision shall be deemed stricken.

     F.   HEADINGS

          The headings in this Agreement are for convenience only and shall not affect, in any way, the meaning or interpretation of this Agreement.

     G. MEDITECH has provided to Customer a separate Business Associate Agreement and a separate Security Rule Agreement that comply with the requirements of the Health Insurance Portability and Accountability Act of 1996 (HIPAA) as they pertain to Customer's relationship with MEDITECH and software licensed from MEDITECH.


                          ARTICLE VI - ENTIRE AGREEMENT

This Agreement, including Exhibits I through V and Schedule A, is the entire agreement between the parties hereto with reference to the subject matter hereof. Warranties, expressed or implied, regarding the LICENSED SOFTWARE are exclusively as stated herein; any and all prior or contemporaneous warranties, representations, understandings or agreements are specifically and intentionally excluded. This Agreement may not be modified or amended except by an Amendment in writing between the parties. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement shall not prevent a subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

In witness whereof each party has executed this Agreement as a sealed instrument this ____ day of March, 2006.


Customer PHC, Inc.  d/b/a/ Pioneer Behavioral Health


         By:    /s/ Paula C. Wurts

         Name:  Paula C. Wurts

         Title: CFO


MEDITECH Medical Information Technology, Inc.


         By: ___________________________________________________

         Name:   Howard Messing

         Title:  President & Chief Operating Officer

                                    EXHIBIT I

                         COMPUTER NETWORK CONFIGURATION

Computer network configuration to be determined by Customer in conjunction with MEDITECH and subject to MEDITECH's approval. Prior to placing a firm order for the components of the computer network configuration, Customer will provide to MEDITECH for review and final approval a written description of the components it intends to order, including computers, network, non-MEDITECH software, etc.


                                   SCHEDULE A

                        IMPLEMENTATION AND STAFFING GUIDE

                    (document provided under separate cover)